Exhibit 99.1
EXECUTIVE EMPLOYMENT AGREEMENT
        This Agreement is entered into this ___day of ___, 2007 (“Effective Date”) between The Federal Home Loan Bank of Dallas (“the Bank”) and ___(“Executive”).
WITNESSETH:
        WHEREAS, the Bank and Executive wish to confirm employment of Executive by the Bank on the terms and conditions hereinafter set forth.
        NOW, THEREFORE, it is agreed as follows:
1.     DUTIES.   Executive has been retained by the Bank as a ___or in such other or further capacities as may be assigned by Bank. Executive will devote his [or her] best efforts to his [or her] employment with the Bank and will devote substantially all of his [or her] business time and attention to the performance of his [or her] duties under this Agreement; provided that the foregoing will not preclude Executive from devoting reasonable time to the supervision of personal investments, civic and charitable affairs, so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.
2.     TERM OF EMPLOYMENT.   Unless terminated earlier as provided in Paragraph 3, the Bank’s employment of Executive under this Agreement will continue for three years from the Effective Date. As of each anniversary of the Effective Date, an additional year shall be automatically added to the unexpired term unless either the Bank or Executive gives a Notice of Non-Renewal pursuant to paragraph 3(f) below.
3.     TERMINATION.   Executive’s employment under this Agreement may be terminated under the following circumstances:
(a)	Death. Executive’s death, in which case Executive’s employment will terminate on the date of death;

(b)	Disability. Executive will be eligible for leave under the Bank’s Medical Leave of Absence Policy. If Executive’s illness, physical or mental disability or other incapacity results in Executive’s inability to perform, with or without reasonable accommodation (as defined under the Americans with Disabilities Act), Executive’s duties under this Agreement, after the initial ninety (90) day period set forth in the Policy, the Bank may give Executive thirty (30) days’ written notice of termination of this Agreement. If Executive does not return to the performance of Executive’s duties hereunder on a full-time basis by the end of the thirty day notice period, then the Bank may terminate Executive’s employment hereunder effective on the thirty-first (31st) day following the giving by the Bank of such written notice of termination. Although employment under the terms of this Agreement will end, the termination of this Agreement will not affect Executive’s employment and benefits under the Bank’s Medical Leave of Absence Policy;

(c)	Termination by the Bank for Cause. The Bank may terminate Executive’s employment at any time for Cause, such termination to be effective as of the date stated in a written notice of termination delivered to Executive. For the purposes of this Agreement, “Cause” is defined to mean any of the following activities by Executive: (i) the conviction of Executive for a felony, or a crime involving moral turpitude; (ii) conduct which causes Executive to be barred from employment at the Bank by any law or regulation or by any order of, or agreement with, any regulatory authority; (iii) the commission of any act involving dishonesty, disloyalty or fraud with respect to the Bank or any of its members; (iv) failure to perform duties which are reasonably directed by the Board of Directors and/or the President which are consistent with the terms of this Agreement and the position specified in Paragraph 1; (v) gross negligence or willful misconduct with respect to the Bank or any of its members; or (vi) any violation of Bank policies or other material breach by Executive of a material provision of this Agreement. Before proceeding with termination under subparts (iii) through (vi) of this paragraph, the Bank will give Executive written notice of the grounds for termination and thirty (30) days to cure. If Executive fails to cure, Executive’s employment will terminate on the date stated in the notice.

(d)	Termination by the Bank Other Than for Cause. The Bank may terminate Executive’s employment for any reason or for no reason upon sixty (60) days’ prior written notice to Executive. Such termination will be effective as of the date stated in a written notice of termination.

(e)	Termination by Executive With Good Reason. Executive may terminate Executive’s employment hereunder at any time for Good Reason. For purposes of this Agreement, “Good Reason” will mean (i) a reduction by the Bank in Executive’s job grade in effect as of the effective date of this Agreement, (ii) a change by the Bank lowering Executive’s officer title in effect as of the effective date of this Agreement, (iii) a reduction by the Bank in the Executive’s bonus compensation award range under the Variable Pay Program (“VPP”) in effect as of the effective date of this Agreement unless the reduction is the result of the Board modifying the VPP award ranges for all similarly situated Executives, (iv) a reduction by the Bank in the Executive’s base salary amount in effect as of the effective date of this Agreement, or the Executive’s current base salary amount, whichever is greater, except as allowed under Section 4, (v) a requirement by the Bank that the Executive relocate his/her permanent residence greater than 100 miles, or (vi) the Bank, or substantially all of its assets, is or are effectively acquired by another Federal Home Loan Bank through merger or other form of acquisition and the surviving bank’s Board of Directors or President makes material changes to the Executive’s job duties. Good Reason will not exist if Executive voluntarily agrees in writing to the changes described in subparagraphs (i), (ii), (iii), (iv), (v) or (vi). Executive must give the Bank written notice explaining the reasoning for Executive’s determination that an event giving rise to Good Reason for termination has occurred and allow the Bank thirty (30) days to cure. If the Bank fails to cure, the Executive’s employment under this Agreement will end on the date stated in the notice by Executive (or such earlier date after the delivery of such notice as the Bank may elect); or

(f)	Notice of Non-Renewal. Within 90 days before each anniversary of the Effective Date, either the Bank or Executive may give a written Notice of Non-Renewal and the term of employment will no longer be automatically extended each year as provided in Paragraph 2 of this Agreement. The Bank may, within its sole discretion, require Executive to remain employed through the remaining term of the Agreement, or relieve Executive of Executive’s duties at any time during the unexpired term. The provisions of paragraph 14(b) of this Agreement will apply only in the event the Bank relieves Executive of his or her duties during the unexpired term.
In no event will the termination of Executive’s employment affect the rights and obligations of the parties set forth in this Agreement, except as expressly set forth herein. Any termination of Executive’s employment pursuant to this Paragraph 3 will be deemed to include a resignation by Executive of all positions with the Bank and its respective subsidiaries and affiliates, if any.
4.     COMPENSATION.   Executive’s initial base salary for fiscal year ___is $___, payable in accordance with Bank’s payroll payment dates. The Bank will review the performance of Executive and the compensation paid to Executive according to its existing policies. The Bank reserves the right to reduce the compensation of its executives when such reduction is associated with a “General Reduction” in compensation among executives in the same job grade or executives who are similarly situated. Any such reduction shall not exceed 5% of the Executive’s base salary amount in effect at the time of the reduction. Executive will also be eligible for such incentive compensation plans as are adopted by the Board of Directors.
5.     EMPLOYEE BENEFITS.   Executive shall be eligible to participate in or receive benefits under the Bank’s various employee benefit plans. The terms of those plans are set forth in the Plan documents.
6.     CONFLICT OF INTEREST.   Executive may not use his [or her] position, influence, knowledge of confidential information or the Bank’s assets for personal gain. A direct or indirect financial interest, including joint ventures in or with a competitor, supplier, vendor, customer or prospective customer without disclosure and written approval from the Board of Directors is strictly prohibited and could be grounds for dismissal For Cause. Executive shall at all times comply with the Bank’s Code of Conduct and Ethics and Code of Ethics for Senior Financial Officers, as applicable.
7.     CONFIDENTIAL INFORMATION.   The term “Confidential Information” means: (a) financial information, including but not limited to earnings, assets, debts, prices, fee structures, volumes of purchases or sales, or other financial data, whether relating to the Bank generally, or to particular products or services offered by the Bank; (b) customer or member information, including but not limited to information concerning the products or services utilized or purchased by members, the names and addresses of members, terms of funding or loan agreements, or of particular transactions, or related information about potential members; (c) marketing information, including but not limited to details about ongoing or proposed marketing programs or agreements by or on behalf of the Bank, marketing forecasts, results of marketing efforts or information about impending transactions, and pricing strategies; (d) personnel information, including but not limited to employees’ personal or medical histories, employment agreements, commission and bonus plans, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations, training methods, performance or other employee information; (e) information contained in any computer files, including, but not limited to reports of examination issued by the Bank’s regulator, current and historical information regarding the Bank’s borrowing and other relationships with its members and other borrowers, access to the Bank’s proprietary system, SecureConnect, and to the results of the Bank’s internal ratings of its members and other borrowers, confidential information of third parties provided to the Bank under an agreement requiring the Bank to maintain the confidentiality of such information except for specified permitted uses, or other proprietary operating software systems, and any associated passwords; (f) procedures manuals, policy manuals, sales training materials, brochures, funding agreements, license agreements, minutes of board meetings, minutes of manager’s meetings, sales meetings; and (g) contacts, including but not limited to any compilations of past, existing or prospective sources of business, proposals or agreements between members and the Bank, any sales or borrowing histories or other revenue information by member or customer, status of member or customer accounts or credit, or related information about actual or prospective members or contacts.
8.     OWNERSHIP.   Executive agrees with respect to any and all Confidential Information, and other inventions and works made or conceived by Executive during Executive’s employment, whether solely or jointly with any other person or organization, during or after regular hours of employment, and with or without the use of the Bank’s facilities, materials or personnel that: (a) Executive will disclose promptly to the Bank in writing all such Confidential Information and other inventions and works. Also, upon request, Executive will submit a written report setting forth in detail the procedures and results achieved from any and all marketing efforts, studies and research projects undertaken, whether or not a given project has resulted in the development of contacts, members, or other inventions and works; (b) Executive will execute and promptly deliver to the Bank (at the Bank’s expense) such written instruments, and upon the request of the Bank, do such other acts as may be required to patent, copyright or otherwise protect such Confidential Information and other inventions and works, and any documentation or other materials pertaining thereto, and to vest the entire right and title thereof in the Bank. All such Confidential Information and other inventions and works, together with any documentation or other materials pertaining thereto, shall be considered work made for hire and prepared by Executive within the scope of his employment by the Bank; (c) the Bank shall have the perpetual and unlimited right, without cost, to use in its business and to sublicense and assign, in whole or in part, any of such Confidential Information or other inventions and works, and to make, use and sell any and all products, processes, research and services derived from any of such Confidential Information or other inventions and works; and (d) the Bank has Executive’s consent to use and/or publish photographs of Executive, either during or after Executive’s employment, with or without Executive’s name, and without compensation. Executive represents that Executive has no unpatented inventions which are to be withheld from this Agreement.
9.     NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.   The Bank agrees to provide Executive with access to Confidential Information necessary to perform Executive’s job with the Bank. Executive agrees, except as specifically required in the performance of Executive’s duties for the Bank, Executive will not, during the course of Executive’s employment by Bank and after Executive leaves the employment of the Bank, directly or indirectly use, disclose or disseminate to any other person, organization or entity or otherwise employ any Confidential Information.

10.     RETURN OF PROPERTY.   Executive agrees to deliver to the Bank upon the cessation of Executive’s employment, and at any other time upon the Bank’s request: (a) all documents and other materials, whether made or compiled by Executive alone or with others or made available to Executive while employed by the Bank, pertaining to Confidential Information or other inventions and works of Bank; (b) all Confidential Information, other inventions or any other property of Bank in Executive’s possession, custody or control, and (c) all cellular telephones, data storage devices, and personal digital assistants paid for or issued by the Bank. This includes Confidential Information contained on Personal Digital Assistants, mobile phones, external hard drives, USB “flash” drives, USB storage devices, FireWire storage devices, digital music players, digital tapes, floppy discs, CD’s, DVD’s, personal email accounts (including web-based email accounts such as Hotmail, Gmail, Yahoo), memory cards, Zip discs, and all other similar mediums which can be used to store electronic data.
11.     POST-EMPLOYMENT COVENANTS.   In the event Executive’s employment with the Bank terminates pursuant to paragraphs 3(d), 3(e) or 3(f), for the period during which Executive is owed Termination Payments, Executive will not become employed by any other Federal Home Loan Bank, or other entity in which the Executive would serve in a role to effect that entity’s decisions with respect to any product or service that competes with the Bank’s Credit Products, such “Credit Products” means advances made by the Bank, letters of credit issued or confirmed by the Bank, and any other product or service that entails the extension of credit by the Bank; provided, however, that the prohibition set forth in the first clause of this sentence shall not apply to an Executive who has elected, pursuant to Section 14(d) hereof, not to receive certain Termination Payments.
12.     NON-SOLICITATION OF MEMBERS.   In the event Executive’s employment with the Bank terminates pursuant to paragraphs 3(d), 3(e) or 3(f), for a period during which Executive is owed Termination Payments, Executive will not directly or indirectly solicit, contact, call upon, communicate with or attempt to communicate with any member of Bank, with whom Executive had business dealings while employed by Bank, with respect to any product or service that competes with the Bank’s Credit Products. The prohibition set forth in the immediately preceding sentence shall not apply to an Executive who has elected, pursuant to Section 14(d) hereof, not to receive certain Termination Payments.
13.     NON-SOLICITATION OF EMPLOYEES.   For a period of one year after Executive’s employment with the Bank ends, Executive will not and will not attempt to, on behalf of Executive or any other person or entity, recruit, hire, or engage the services of, either directly or indirectly, any other employee of Bank with whom Executive had contact during Executive’s employment with Bank.
14.     TERMINATION PAYMENTS.   Executive will be entitled to receive the following payments (each a “Termination Payment” and collectively the “Termination Payments”) upon termination of Executive’s employment hereunder:
(a)	In the event of the termination of Executive’s employment pursuant to any of the following provisions:

Paragraph 3(a)	[Death]
Paragraph 3(b)	[Disability]
Paragraph 3(c)	[By the Bank For Cause]

the Bank will pay to Executive (or Executive’s estate, as the case may be) as soon as practicable following such termination, but in any event within 90 days, all accrued and unpaid Base Salary for time worked as of the date of termination and all accrued but unutilized vacation time as of such date. Executive will not be entitled to any other compensation, bonus or severance pay from the Bank.

(b)	In the event of termination of Executive’s employment pursuant to any of the following provisions:

Paragraph 3(d)	[By the Bank Other Than For Cause]
Paragraph 3(e)	[Good Reason]
Paragraph 3(f)	[Notice of Non-Renewal and Bank Relieving Executive of Duties]
the Executive will be entitled to receive:
(i)	pursuant to the Bank’s normal payroll schedule, all accrued and unpaid Base Salary for time worked as of the date of termination;

(ii)	pursuant to the Bank’s normal payroll schedule and procedures, all accrued but unutilized vacation time as of the date of termination;

(iii)	Base Salary continuation (at the Base Salary level in effect at the time of termination) pursuant to the Bank’s normal payroll schedule from the date of termination through the end of the remaining contract term;

(iv)	continued participation in any bonus plan in existence as of the date of termination, provided that all other eligibility and performance objectives are met, as if Executive had continued employment through December 31 of the year of termination. The bonus will be paid according to the normal payment schedule according to the plan then in effect. (Executive will not be eligible for bonuses paid with respect to any year following the year of termination);

(v)	continued participation in the Bank’s Employee Health Care Benefits Plan in accordance with the terms of the Bank’s general Reduction in Workforce Policy that would be applicable to the Executive if his employment had been terminated pursuant to such Policy; and

(vi)	a lump sum payment on the next regularly scheduled payroll date calculated based on the product of (X) and (Y) where “X” means the then current monthly premium charge for the COBRA Continuation Coverage under the Employee Health Care Benefits Plan of the kind the Executive then subscribes to and “Y” means (a) the number of months for which Base Salary is payable under 14(b)(iii) above minus (b) the number of months of Employee Health Care Benefits Plan coverage provided to the Executive under 14(b)(v) above.

(c)	The Bank’s obligation to make the Termination Payments provided for in Sections 14(b)(iii) through (vi) hereof are contingent upon Executive complying with paragraphs 10, 11, 12, and 13 of this Agreement and signing a general release of all claims against the Bank.

(d)	In the event that the Executive’s employment is terminated pursuant to Section 3(d), 3(e), or 3(f) hereof, the Executive may elect irrevocably, by written notice delivered to the Bank prior to the date of the Executive’s termination of employment, not to receive the Termination Payments provided for in Sections 14(b)(iii) through (vi) hereof, and, if the Executive make such election, the Executive shall be released from any obligation to comply with Section 11 and 12 hereof.

(e)	Executive will not be entitled to any other compensation, bonus, or severance pay from the Bank other than that provided for in Section 14 hereof or by applicable law.
15.     409A PROVISION.   If any provision of this Agreement (or any award of compensation) would cause the Executive to incur any additional tax or interest under Section 409A of the Internal Revenue Code (the “Code”) or any regulations or Treasury guidance promulgated there under, the Bank may reform such provision provided that it will (i) maintain, to the maximum extent practical, the original intent of the applicable provision without violating the provisions of Section 409A or the Code and (ii) notify and consult with the Executive regarding such amendments or modifications prior to the effective date of any change.
16.     SEVERABILITY.   If any provision, restriction or paragraph in this Agreement is determined to be in violation of any law, rule or regulation or otherwise unenforceable, such determination shall not affect the validity of any other provision, restriction or paragraph of this Agreement, but such other provisions, restrictions or paragraphs shall remain in full force and effect. Each provision, restriction or paragraph of this Agreement is severable from every other provision, restriction or paragraph and constitutes a separate and distinct covenant. In the event that a court of competent jurisdiction determines that any provision of this Agreement is overly broad or unenforceable, the Bank and Executive specifically request that such court sever it or reform such provision so that it is enforceable to the maximum extent permitted by law, provided that the Bank’s obligation to pay the Termination Payments set forth in paragraph 14(b) are contingent upon Executive complying with paragraphs 10, 11, 12, and 13, as written. If Executive challenges the enforceability of paragraphs 10, 11, 12, or 13, or if a court finds any of these paragraphs to be unenforceable, Executive will not be entitled to the separation payments set forth in paragraph 14(b).
17.     SUCCESSORS.   This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and Executive, Executive’s heirs, executors and administrators. The Bank may assign this Agreement in any merger or consolidation with, or acquisition by, another Federal Home Loan Bank, and Executive hereby consents to the assignment.

18.     ENTIRE AGREEMENT AND MODIFICATION.   This Agreement constitutes the entire Agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. The parties acknowledge that they have not relied on any representations, promises, or agreements of any kind made in connection with the decision to sign this Agreement, except for those set forth in this Agreement. This Agreement may not be altered or amended except in writing, signed by Executive and an authorized representative of the Bank.
19.     CHOICE OF LAW AND VENUE.   The parties agree that this Agreement is to be governed by and construed under the law of the State of Texas without regard to its conflicts of law provisions. The parties further agree that all disputes shall be resolved exclusively in state or federal court in Dallas County, Texas.
20.     NOTICES.   Any notice required or permitted hereunder shall be in writing, and shall be deemed duly given when hand delivered, or when mailed, first class mail, postage prepaid, registered or certified, return receipt requested, to the addresses set forth below:
           Bank:
           Executive:
The foregoing addresses may be changed at any time, or from time to time, by written notice given in accordance with the provisions of this paragraph.
           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on or effective as of ___________________.

Federal Home Loan Bank of Dallas	Executive

By:

Executive’s Signature

Title:

[printed name]

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